EXHIBIT 21.1

               SUBSIDIARIES OF ROCKY MOUNTAIN FUDGE COMPANY, INC.

         Name of Subsidiary                     Jurisdiction of Organization
         ------------------                     ----------------------------

     Wasatch Candy Company, Inc.                              Utah
     (d.b.a. Vallerie's Country Candy)
     (Wholly owned subsidiary)